Exhibit 1.1

DEALMAKER ORDER FORM

Regulation A Offerings (each, an “Offering”)

Customer:.	Mode Mobile Inc.	Contact:	Dan Novaes
Address:	One East Erie Street, Chicago, IL 60611	Phone:	(812) 552-6507
Commencement Date (optional):		E-Mail:	dan@modemobile.com

This Order Form sets forth the terms of service by which a number of separate DealMaker affiliates are engaged to provide services to Customer (collectively, the “Services”). By its signature below in each applicable section, Customer hereby agrees to the terms of service of each company referenced in such section. Unless otherwise specified above, the Services shall commence on the date hereof.

By preceding with its order, Customer agrees to be bound contractually with each respective company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by one of the companies referenced herein and Customer in writing.

A summary of Services purchased is described on Schedule A attached. The applicable Terms of Service are described on the Schedules thereafter, and are incorporated herein.

Schedule “A”

Summary of Compensation

A.	Regulation A Offering

●	$5,000 monthly marketing advisory compensation paid to DealMaker Reach, LLC (up to a maximum of $60,000)

○	Monthly fees commence on the first month following the Commencement Date

○	To the extent services are commenced in advance of a FINRA no objection letter being received, such monthly account management compensation is anticipated to be incurred, and fully refunded to extent not actually incurred). A maximum of $15,000 or three months of account management expense is payable prior to a no objection letter being received.

●	5% Cash Fees From All Cash Proceeds:

●	Media Management and Supplementary Marketing Services to be determined on a case-by-case basis, as may be authorized by the Customer, not to exceed $330,000 of compensation during the Offering.

●	$11,750 in Corporate Filing Fees (payable to FINRA)

Fair Compensation

To ensure adherence to fair compensation guidelines, DealMaker Securities will ensure that, in any scenario, the aggregate fees payable to DealMaker Securities and its affiliates in respect of Services related to the Offering shall never exceed the amounts set forth in the table below (the column entitled “Maximum

Compensation”).

Total Offering Amount	Maximum Compensation
$9,375,000	$858,750
$18,750,000	$1,327,500
$28,125,000	$1,796,250
$37,500,000	$2,265,000

If the Offering is fully subscribed, the maximum aggregate amount of underwriting compensation will be $2,265,000

Schedule “B”

DealMaker Securities Services

Pre-Offering Analysis

●	Reviewing Customer, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Customer regarding same.

Pre-Offering Consulting for Self-Directed Electronic Roadshow

●	Consulting with Customer on best business practices regarding raise in light of current market conditions and prior self-directed capital raises
●	Consulting with Customer on question customization for investor questionnaire, selection of webhosting services, and template for campaign page
●	Advising Customer on compliance of marketing material and other communications with the public with applicable legal standards and requirements
●	Providing advice to Customer on content of Form 1A and Revisions
●	Provide extensive, review, training, and advice to Customer and Customer personnel on how to configure and use electronic platform powered by DealMaker.tech
●	Assisting in the preparation of SEC and FINRA filings
●	Working with the Client’s SEC counsel in providing information to the extent necessary

Advisory, Compliance and Consulting Services During the Offering

●	Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing Customer with information on an investor in order for Customer to determine whether to accept such investor into the Offering;
●	If necessary, discussions with the Customer regarding additional information or clarification on an Customer-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;
●	Providing ongoing advice to Customer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
●	Consulting with Customer regarding any material changes to the Form 1A which may require an amended filing; and
●	Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described above. Customer hereby agrees to the terms set forth in the DealMaker Securities Terms, with fees described on Schedule A hereto.

Dau Novaes
Customer Representative

Accepted by

Mat Goldstein
DealMaker Securities

Schedule “C”

DealMaker Reach Services

Pre-Offering Marketing & Advisory Services

(1)	Website design and development

●	Copywriting, wireframing, and website design
●	Website development in Webflow
●	Integration of tracking, analytics, and pixels
●	Ongoing upkeep and management of website content

(2)	Audience-building infrastructure

●	Audience building via email capture on landing page
●	Copywriting and design for investor educational series (4 to 6-part email series delivered to emails are captured on the website)
●	Ongoing email list nurturing via updates repurposed from the Customer’s campaign-wide announcements, other relevant news, and webinars
●	Design and implement email capture in Klaviyo
●	Integrate DealMaker webhooks to build investor funnel and tracking of investor progress/status

Ongoing Marketing & Advisory Services During the Offering

(1)	Conversion rate optimization

●	Continuous website content testing to improve conversion rate

(2)	Email and SMS marketing

●	Ongoing email and SMS list nurturing via updates repurposed from the Customer’s campaign-wide announcements, other relevant news, and webinars

(3)	Partnerships

●	Source and negotiate private ad placements with relevant publishers and email newsletters

(4)	Reporting:

●	Regular calls weekly for month one after launch and 2/month thereafter
●	Strategic planning, implementation, and execution of the marketing budget
●	Coordinating with third party agents in connection with performance of services

Marketing Services are provided by DealMaker Reach LLC. Customer hereby agrees to the terms set forth in the DealMaker Reach Terms of Service, with fees described on Schedules A and B hereto.

Dau Novaes
Customer Representative

Schedule “D”

DealMaker.tech Subscription Platform

During the Offering, Subscription Processing and Payments Functionality

●	Creation and maintenance of deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions
●	Full analytics suite to track all aspects of the offering and manage the conversion of prospective investors into actual investors.

Subscription Management and Shareholder Engagement Technology is provided by Novation Solutions Inc. O/A DealMaker. Customer hereby agrees to the terms set forth in the DealMaker Terms of Service with fees described on Schedules A and B hereto.

Dau Novaes
Customer Representative

Signature Certificate

Reference number: 5QRAP-QLYBE-RQB6R-IIDV3

Signer	Timestamp	Signature
Dan Novaes Email: dan@modemobile.com Shared via link		Dan Novaes
Sent:	08 Nov 2023 23:23:42 UTC	
Viewed:	08 Nov 2023 23:38:13 UTC	
Signed:	10 Nov 2023 23:35:14 UTC	IP address: 166.196.110.128
Mat Goldstein Email: mgoldstein@dealmakersecurities.com		Mat Goldstein
Sent:	08 Nov 2023 23:23:42 UTC	
Viewed:	12 Nov 2023 01:28:57 UTC	
Signed:	12 Nov 2023 01:29:08 UTC	
Recipient Verification:		IP address: 76.69.27.112
✔Email verified	12 Nov 2023 01:28:57 UTC	Location: Toronto, Canada

Document completed by all parties on:
12 Nov 2023 01:29:08 UTC

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